UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

DESEO SWIMWEAR INC.
(Exact name of registrant as specified in its charter)

Nevada	333-210419	47-3812711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1653 Chatsworth Blvd., San Diego, California 92107

(Address of Principal Executive Offices) (Zip Code)

1-800-390-3013

(Registrant's telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)
Common Stock	DSWR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Change in Control of the Registrant.

Deseo Swimwear Inc. (“Deseo”) was incorporated in the State of Nevada on April 20, 2015 and established a fiscal year end of December 31st. Deseo was originally organized to design, manufacture and sell Dominican Republic inspired swimwear.  However, to entry into the agreements described below Deseo was an inactive public company which did not have any revenues and did not operate any trade or business.

In July 2022, Deseo and its affiliates entered into a series of agreement which, if all conditions to closing shall occur, would result in a change of control of Deseo and its entry into the construction business.

On July 15, 2022, Deseo entered into a contribution agreement (the “Contribution Agreement”) with Cody Development Corp,, a Louisiana corporation (“Cody”) and its sole shareholder Steven Ricks.  Under the terms of the Contribution Agreement, subject to the satisfaction of the conditions to closing set forth therein, Mr. Ricks agreed to contribute to Deseo 100% of the capital stock of Cody to Deseo.  Based in Louisiana, Cody is engaged in the construction business and is a subcontractor on a number of significant private and government construction projects.

In a related development, Ricks Investment entered into a stock purchase agreement, dated as of July 15, 2022, with Michael Rosen, the principal stockholder and chief executive officer of Deseo (the “Rosen Purchase Agreement”).  Under the terms of the Rosen Purchase Agreement, and subject to the satisfaction of the conditions to closing set forth therein, Mr. Rosen agreed to sell to Rick Investment agreed, all 38,500,000 shares of Deseo common stock owned by Mr. Rosen for a total purchase price of $202,493 payable in the form of a twelve (12) month $202,493 installment note issued by Ricks Investment (the “Note”).  No payments will be required for the first 30 days after closing and then the Note is payable in installments of $20,000 per month, commencing September 30, 2022, for 10 months and $2,493 as a final payment at the end of the 12th month following the closing.  The Note is secured by a pledge of the 38,500,000 shares and as monthly installment payments are made on the Note, a pro-rata percentage of the shares are subject to release from the pledge.

Deseo is currently indebted to Jon Darmstadter (“Darmstadter”) for loans made in the amount of $127,304. On June 23, 2022, Ricks Investments paid $75,000 on behalf of Deseo in partial payment of the debt and agreed to pay the $52,304 balance on the closing of the transactions with Cody and its affiliate.

At closing of the above transactions, Deseo (to be renamed Cody Development Holdings, Inc.) will enter into a consulting agreement with Darmstadter, effective as of September 1, 2022, under which the consultant shall serve as a business development advisor and report to Mr. Ricks, as the new Chief Executive Officer. The agreement expires August 31, 2025; provided, that if (a) the consolidated net revenues of Deseo over the three-year term of the agreement equals or exceeds $15,000,000, and (b) the consolidated net revenues in the third anniversary year of the term ending August 31, 2025 equal or exceed consolidated net revenues in the second anniversary year of the Term ending August 31, 2024, the term of the agreement shall be extended to August 31, 2026; and provided further if consolidated net revenues in the anniversary year ending August 31, 2026 equal or exceed $15,000,000, then and in such event the term of this Agreement shall be extended to as late as August 31, 2027. In consideration for his services, Mr. Darmstadter shall receive an annual consulting fee equal to 2% of the consolidated net revenues of Deseo and its Cody subsidiary. Payable in cash on a monthly basis; provided that if mutually agreed upon such consulting fee may be paid in shares of Deseo common stock, valued at 100% of the closing price as traded on any national securities exchange or trading market at the time of issuance.

2

Closing of the transactions contemplated by the above agreements are subject to a number of conditions, including completion of the audited financial statements of Cody for the two years ended December 31, 2021 and interim unaudited financial statements for the two six month periods ended June 30, 2022, as well as the preparation and filing with the SEC of a “jumbo” Form 8-K containing a full description of the business and management of Deseo and Cody and a description of the new board of directors of Deseo and its Cody subsidiary.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon consummation of the above transactions, Ricks Investments will own a minimum of 38,500,000 shares of the common stock of Deseo or approximately 60% of the then outstanding shares. Accordingly, Ricks Investments or its affiliate will have the power to appoint all of the members of the board of directors of Deseo and all of its executive officers.  It is contemplated that at the closing Michael Rosen shall resign as Chief Executive Officer and a director, Steven Ricks will become the new Chief Executive Officer of Deseo and its subsidiary and Mr. Ricks and his designees shall become all of the members of the board of directors of Deseo and its subsidiary.

The foregoing description of the agreements referred to above do not purport to describe all of the terms and are qualified in their entirety by reference to such agreements, which is filed as Exhibit 10.1 through 10.4 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock purchase agreement between Ricks Investments, LLC and Michael Rosen for 38,500,000 shares of Deseo common stock.

10.2	Form of $202,493 Ricks Investment installment note and pledge agreement.

10.3	Contribution Agreement dated July 15, 2022, between Steven Ricks, Cody Development Corp. and Deseo.

10.4	Consulting agreement with Jon Darmstadter

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2022

DESEO SWIMWEAR, INC.

By:	/s/ Michael Rosen
Name:	Michael Rosen
Title:	Chief Executive Officer

4